FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP. ANNOUNCES FIRST QUARTER EARNINGS

Honesdale, Pennsylvania - April 20, 2018

Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp. (Nasdaq Global Market – NWFL) and its subsidiary, Wayne Bank, announced earnings of $3,129,000 for the three months ended March 31, 2018 which represents a $753,000, or 31.7%, increase from the $2,376,000 recorded during the same three-month period of last year.  The increase was principally due to a higher level of net interest income and reduced operating expenses.  Earnings per share on a fully diluted basis were $0.50 in the first quarter of this year compared to $0.38 in the first quarter of 2017, after adjusting for the 50% stock dividend declared in August, 2017.  The annualized return on average assets was 1.13% in the first quarter of 2018 and the annualized return on average equity was 11.00%, compared to 0.87% and 8.54%, respectively, in the first quarter of 2017.

Total assets were $1.127 billion as of March 31, 2018, an increase of $15.4 million compared to the prior year total.  Total loans increased $56.2 million compared to March 31, 2017, total deposits increased $8.7 million over the past twelve months, and stockholders' equity increased $886,000 during the past year.

Non-performing assets totaled $3.1 million or 0.28% of total assets at March 31, 2018 comprised of $1.7 million of non-performing loans and $1.4 million of foreclosed real estate owned, compared to $4.1 million of non-performing assets or 0.37% of total assets at December 31, 2017.  As of March 31, 2017, non-performing assets totaled $6.7 million, or 0.60% of total assets.  Net charge-offs for the three-month period ending March 31, 2018 were $84,000 compared to $162,000 of net charge-offs in the first quarter of last year.  Based on management's analysis, the Company determined that it would be appropriate to provide additional reserves and added $550,000 to the allowance for loan losses in the current period compared to $600,000 during the same period of last year.  The allowance for loan losses was 1.04% of total loans outstanding on March 31, 2018 compared to 1.00% on December 31, 2017 and 0.96% on March 31, 2017.  As of March 31, 2018, the reserve for loan losses was 482% of nonperforming loans, compared to 308% on December 31, 2017 and 345% on March 31, 2017.

Net interest income (fully taxable equivalent, or fte) was $9,083,000 during the first quarter of 2018 which is $40,000 higher than the comparable three-month period of last year, despite a lower tax-equivalent adjustment.  A $48.2 million increase in average loans outstanding contributed to the increased interest income.  Interest income fte was negatively impacted by the reduction in the corporate tax rate and a lower level of tax-exempt securities, as reflected in the $270,000 decrease in the tax-equivalent adjustment.  The fte yield on interest-earning assets improved 5 basis points compared to the prior year while the cost of funds increased 14 basis points.  As a result, the net interest margin (fte) decreased to 3.46% from 3.51% in the quarter ended March 31, 2017.

Other income totaled $1,694,000 in the first quarter of 2018 compared to $1,643,000 during the same period of last year, notwithstanding a non-recurring gain of $209,000 in the 2017 period relating to the sale of the Bank's former West Scranton

Office.  The increase is attributable to a $136,000 increase in net gains on sales of securities as well as a higher level of service charges and fees and increased earnings on life insurance policies.

Operating expenses totaled $6,248,000 in the first quarter and were $366,000 lower than the $6,614,000 recorded in the same period of last year due primarily to a $591,000 decrease in foreclosed real estate costs.  All other operating expenses increased $225,000, or 3.7%, net.

Mr. Critelli stated, "Our first quarter results provide a good start for 2018 and are in-line with our budget.  Our annualized loan growth was over 6%, our core operating expenses remain well controlled, the reduced corporate tax rate had a positive impact on earnings and our capital base remains above regulatory "Well Capitalized" targets.  We continue to search out opportunities available to us, and we look forward to serving our growing base of stockholders and customers."

Norwood Financial Corp. is the parent company of Wayne Bank, which operates from fourteen offices throughout Northeastern Pennsylvania and twelve offices in the Southern Tier of New York.  The Company's stock trades on the Nasdaq Global Market under the symbol "NWFL".

Forward-Looking Statements.

The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements.  When used in this discussion, the words "believes", "anticipates", "contemplates", "expects", and similar expressions are intended to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected.  Those risks and uncertainties include changes in federal and state laws, changes in interest rates, risks associated with the acquisition of Delaware Bancshares, Inc., the ability to control costs and expenses, demand for real estate, government fiscal policies, cybersecurity and general economic conditions.  The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

This release references tax-equivalent net interest income, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure.  Tax-equivalent net interest income is derived from GAAP using an assumed tax rate of 21% for 2018 and 34% for 2017.  We believe the presentation of net interest income on a tax–equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.  The following reconciles net interest income to net interest income on a fully taxable-equivalent basis:

	Three months ended March 31,
(dollars in thousands)
	2018	2017
Net interest income	$8,807	$8,497
Tax equivalent basis adjustment	276	546
Net interest income on a fully taxable equivalent basis	$9,083	$9,043

Contact:  William S. Lance
                 Executive Vice President &
                 Chief Financial Officer
                 Norwood Financial Corp
                 570-253-8505
                 www.waynebank.com

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets
(dollars in thousands, except share and per share data)
 (unaudited)

	March 31
	2018	2017
ASSETS
Cash and due from banks	$10,103	$12,057
Interest-bearing deposits with banks	2,039	7,785
Cash and cash equivalents	12,142	19,842

Securities available for sale	265,862	295,801
Loans receivable	775,681	719,443
Less: Allowance for loan losses	8,099	6,901
Net loans receivable	767,582	712,542
Regulatory stock, at cost	2,545	1,939
Bank premises and equipment, net	13,808	13,073
Bank owned life insurance	37,270	36,352
Foreclosed real estate owned	1,436	4,703
Accrued interest receivable	3,687	3,532
Goodwill	11,331	11,331
Other intangible assets	427	571
Deferred tax asset	5,622	8,923
Other assets	5,325	3,006
TOTAL ASSETS	$1,127,037	$1,111,615

LIABILITIES
Deposits:
Non-interest bearing demand	$204,027	$192,735
Interest-bearing	736,122	738,678
Total deposits	940,149	931,413
Short-term borrowings	29,905	28,383
Other borrowings	33,093	28,877
Accrued interest payable	1,456	909
Other liabilities	8,596	9,081
TOTAL LIABILITIES	1,013,199	998,663

STOCKHOLDERS EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2018: 6,257,563 shares, 2017: 4,164,723 shares	626	416
Surplus	47,548	47,678
Retained earnings	72,179	68,268
Treasury stock, at cost: 2018: 5,729 shares, 2017: 2,566 shares	(188)	(93)
Accumulated other comprehensive loss	(6,327)	(3,317)
TOTAL STOCKHOLDERS' EQUITY	113,838	112,952

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,127,037	$1,111,615

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income
(dollars in thousands, except per share data)
  (unaudited)

	Three Months Ended March 31,
	2018	2017
INTEREST INCOME
Loans receivable, including fees	$8,487	$7,806
Securities	1,524	1,618
Other	18	10
Total Interest income	10,029	9,434

INTEREST EXPENSE
Deposits	1,029	766
Short-term borrowings	52	28
Other borrowings	141	143
Total Interest expense	1,222	937
NET INTEREST INCOME	8,807	8,497
PROVISION FOR LOAN LOSSES	550	600
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,257	7,897

OTHER INCOME
Service charges and fees	980	936
Income from fiduciary activities	137	106
Net realized gains on sales of securities	142	6
Gains on sale of deposits	-	209
Earnings and proceeds on life insurance policies	273	255
Other	162	131
Total other income	1,694	1,643

OTHER EXPENSES
Salaries and employee benefits	3,462	3,219
Occupancy, furniture and equipment	892	911
Data processing and related operations	319	344
Taxes, other than income	175	233
Professional fees	230	249
FDIC Insurance assessment	92	95
Foreclosed real estate	(19)	572
Amortization of intangibles	34	41
Other	1,063	950
Total other expenses	6,248	6,614

INCOME BEFORE TAX	3,703	2,926
INCOME TAX EXPENSE	574	550
NET INCOME	$3,129	$2,376

Basic earnings per share *	$0.50	$0.38

Diluted earnings per share *	$0.50	$0.38

 * Per share data has been restated to give retroactive effect  to the 50% stock dividend declared August 8, 2017.

NORWOOD FINANCIAL CORP.
Financial Highlights (Unaudited)
(dollars in thousands, except per share data)

For the Three Months Ended March 31	2018	2017

Net interest income	$8,807	$8,497
Net income	3,129	2,376

Net interest spread (fully taxable equivalent)	3.31%	3.40%
Net interest margin (fully taxable equivalent)	3.46%	3.51%
Return on average assets	1.13%	0.87%
Return on average equity	11.00%	8.54%
Return on tangible equity	12.25%	9.57%
Basic earnings per share *	$0.50	$0.38
Diluted earnings per share *	$0.50	$0.38

As of March 31

Total assets	$1,127,037	$1,111,615
Total loans receivable	775,681	719,443
Allowance for loan losses	8,099	6,901
Total deposits	940,149	931,413
Stockholders' equity	113,838	112,952
Trust assets under management	153,190	143,055

Book value per share *	$18.45	$18.06
Tangible book value per share *	$16.56	$16.12
Equity to total assets	10.10%	10.16%
Allowance to total loans receivable	1.04%	0.96%
Nonperforming loans to total loans	0.22%	0.28%
Nonperforming assets to total assets	0.28%	0.60%

 * Per share data has been restated to give retroactive effect  to the 50% stock dividend declared August 8, 2017.

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets (unaudited)
(dollars in thousands)

	March 31	December 31	September 30	June 30	March 31
	2018	2017	2017	2017	2017
ASSETS
Cash and due from banks	$10,103	$16,212	$13,947	$16,055	$12,057
Interest-bearing deposits with banks	2,039	485	368	348	7,785
Cash and cash equivalents	12,142	16,697	14,315	16,403	19,842

Securities available for sale	265,862	281,121	285,706	300,667	295,801
Loans receivable	775,681	764,092	756,014	735,026	719,443
Less: Allowance for loan losses	8,099	7,634	7,760	7,419	6,901
Net loans receivable	767,582	756,458	748,254	727,607	712,542
Regulatory stock, at cost	2,545	3,505	3,115	2,435	1,939
Bank owned life insurance	37,270	37,060	36,839	36,575	36,352
Bank premises and equipment, net	13,808	13,864	12,922	12,953	13,073
Foreclosed real estate owned	1,436	1,661	4,243	4,523	4,703
Goodwill and other intangibles	11,758	11,793	11,827	11,862	11,902
Other assets	14,634	10,757	14,732	14,288	15,461
TOTAL ASSETS	$1,127,037	$1,132,916	$1,131,953	$1,127,313	$1,111,615

LIABILITIES
Deposits:
Non-interest bearing demand	$204,027	$205,138	$212,844	$200,364	$192,735
Interest-bearing deposits	736,122	724,246	711,178	732,107	738,678
Total deposits	940,149	929,384	924,022	932,471	931,413
Other borrowings	62,998	78,475	79,000	67,522	57,260
Other liabilities	10,052	9,318	11,239	11,153	9,990
TOTAL LIABILITIES	1,013,199	1,017,177	1,014,261	1,011,146	998,663

STOCKHOLDERS' EQUITY	113,838	115,739	117,692	116,167	112,952

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,127,037	$1,132,916	$1,131,953	$1,127,313	$1,111,615

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income (unaudited)
(dollars in thousands, except per share data)

	March 31	December 31	September 30	June 30	March 31
Three months ended	2018	2017	2017	2017	2017
INTEREST INCOME
Loans receivable, including fees	$8,487	$8,503	$8,289	$7,925	$7,806
Securities	1,524	1,560	1,605	1,633	1,618
Other	18	12	2	24	10
Total interest income	10,029	10,075	9,896	9,582	9,434

INTEREST EXPENSE
Deposits	1,029	985	828	797	766
Borrowings	193	206	198	129	171
Total interest expense	1,222	1,191	1,026	926	937
NET INTEREST INCOME	8,807	8,884	8,870	8,656	8,497
PROVISION FOR LOAN LOSSES	550	400	600	600	600
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	8,257	8,484	8,270	8,056	7,897

OTHER INCOME
Service charges and fees	980	1,023	1,105	1,016	936
Income from fiduciary activities	137	116	160	128	106
Net realized gains on sales of securities	142	181	129	31	6
Gains on sales of loans, net	-	-	-	67	-
Earnings and proceeds on life insurance policies	273	283	320	275	255
Other	162	151	144	139	340
Total other income	1,694	1,754	1,858	1,656	1,643

OTHER EXPENSES
Salaries and employee benefits	3,462	3,211	3,209	3,212	3,219
Occupancy, furniture and equipment, net	892	841	799	809	911
Foreclosed real estate	(19)	136	303	152	572
FDIC insurance assessment	92	94	97	91	95
Other	1,821	1,604	1,831	1,866	1,817
Total other expenses	6,248	5,886	6,239	6,130	6,614

INCOME BEFORE TAX	3,703	4,352	3,889	3,582	2,926
INCOME TAX EXPENSE	574	4,195	948	858	550
NET INCOME	$3,129	$157	$2,941	$2,724	$2,376

Basic earnings per share	$0.50	$0.03	$0.47	$0.44	$0.38

Diluted earnings per share	$0.50	$0.03	$0.47	$0.43	$0.38

Book Value per share	$18.45	$18.61	$18.46	$18.29	$18.06
Tangible Book Value per share	16.56	16.71	16.54	16.37	16.12

Return on average assets (annualized)	1.13%	0.05%	1.03%	0.97%	0.87%
Return on average equity (annualized)	11.00%	0.52%	9.85%	9.45%	8.54%

Net interest spread (fte)	3.31%	3.44%	3.48%	3.44%	3.40%
Net interest margin (fte)	3.46%	3.56%	3.60%	3.54%	3.51%

Allowance for loan losses to total loans	1.04%	1.00%	1.03%	1.01%	0.96%
Net charge-offs to average loans (annualized)	0.04%	0.28%	0.14%	0.05%	0.09%
Nonperforming loans to total loans	0.22%	0.32%	0.27%	0.35%	0.28%
Nonperforming assets to total assets	0.28%	0.37%	0.55%	0.63%	0.60%

 * Per share data has been restated to give retroactive effect  to the 50% stock dividend declared August 8, 2017.